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                                                                    Exhibit 4.1
                                          Standard & Poor's
                                          A Division of the McGraw-Hill
                                          Companies

J.J. Kenny
65 Broadway
New York, New York 10006-2551
Tel. 212/770-4422
Fax 212/797-8681
Frank A. Ciccotto, Jr.
Vice President
Tax-Exempt Evaluations

                                                              November 30, 1999

Salomon Smith Barney Inc.
388 Greenwich St., 23rd Floor
New York, N.Y. 10013

The Chase Manhattan Bank
Unit Trust Division
4 New York Plaza
New York, N.Y. 10004

Re: Tax-Exempt Securities Trust
California Trust 173
Maryland Trust 110
New York Trust 176

Gentlemen:

  We have examined Registration Statement File Nos. 333-90615, 333-83479 and 333-90629 for the above-mentioned trusts. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trusts. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

  In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolios are the ratings indicated in our KENNYBASE database as of the date of the evaluation report.

  You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          /s/ Frank A. Ciccotto, Jr.
                                          Frank A. Ciccotto, Jr.
                                          Vice President